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                                                                    EXHIBIT 6.35

                                PROMISSORY NOTE

$5,000,000.00 US                                              DECEMBER 10, 1997
PRINCIPAL AMOUNT                                              MEMPHIS, TENNESSEE

FOR VALUE RECEIVED, the undersigned, MEDIA FUND, INC., ("Maker") (jointly and severally) promises to pay to the order of AMERICAN INDEPENDENT NETWORK, INC., ("Lender") at 6125 Airport Freeway, Suite 200, Fort Worth, Texas 76117, pursuant to the terms of this promissory note (the "Note") the principal sum of five million United States Dollars ($5,000,000.00), maturing as set forth in the Note.

1. THE PAYMENT OF THIS NOTE SHALL BE MADE BY MARKER IN ACCORDANCE WITH THE FOLLOWING TERMS:

          $50,000.00.....................on or before May 30, 1998
          $750,000.00....................on or before June 30, 1998
          $300,000.00....................on or before September 30, 1998
          $300,000.00....................on or before December 31, 1998
          $300,000.00....................on or before March 31, 1999
          $300,000.00....................on or before June 30, 1999
          $3,000,000.00..................on or before December 31, 2002


2.   VOLUNTARY PREPAYMENTS.

          This Note may be prepaid in whole without penalty. If this Note is payable on more than one date, prepayments shall be credited to the installments in order of their due dates.

3.   LATE FEE.

          In the event of the failure of Maker to make any payments when due, lender may declare that any overdue payment shall bear a late fee of two percent (2%) per month or the maximum fee by law, whichever is lower.

4.   WAIVERS.

          All parties to this Note, including the undersigned and any endorsers jointly and severally waive presentment, notice of dishonor and diligence in collection and all agree to remain fully obligated under the terms of this Note even if, without notice, the time for payment is extended, or the Note is renewed or modified; or one of the parties is released or discharged or the release or substitution of any collateral given as security for the payment of the Note.

5.   DEFAULT.

          Maker will be default if any of the following occurs: (a) Maker fails to make payments when due; (b) Market breaks any promise made herein to Lender, or Maker fails to perform at the time and strictly in the manner provided in this Note; (c) any representation or statement made or furnished to Lender by Maker or on Maker's behalf is false or misleading in any material respect; (d) Maker becomes insolvent, a receiver is appointment for any part of Maker's property, Maker makes an assignment for the benefit of creditors, or any proceedings is commenced either by Maker or against Maker under any bankruptcy or insolvency laws; or (e) any creditor attempts to take or takes any of Maker's property on or in which Lender has a lien or security interest. If is expressly agreed that, upon the occurrence of an event of default, as defined herein, the unpaid principal balance of this Note, together with interest accrued thereon, shall be due and payable immediately without presentment, demand protest, notice of protest, all of which are hereby expressly waived.
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6.   ATTORNEY'S FEES.

          If this Note is not paid promptly in accordance with its terms, the undersigned agrees to pay cost of collection, including reasonable attorney fees. In the event that any judgment is obtained under this Note, the undersigned waive, to the extent permissible under the law, the benefit of any law exempting their property, or any part of it.

7.   CHOICE OF LAW.

          Maker herby waives presentment, demand, and protest with respect to the collection of this Note. This Note shall be construed in accordance with the laws of the State of Texas, exclusive of its conflict of law rules.

8.   WAIVER OF TRIAL BY JURY.

          Maker hereby waives, to the extent permitted under applicable law, any right to trial by jury in any action or proceeding relating to this Note.

     IN WITNESS WHEREOF, THE MAKER HAS CAUSED THIS NOTE TO BE EXECUTED AS THE DATE WRITTEN BELOW.


MEDIA FUND, INC.


/s/  SAM COOPER                         12-10-97
-----------------------------           --------------
Sam Cooper, President (Maker)           Date

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                             AMENDMENT TO AGREEMENT

                                  BY & BETWEEN
                       AMERICAN INDEPENDENT NETWORK, INC.
                                      AND
                                MEDIA FUND, INC.

                                  May 1, 1998

This amendment to the Agreement dated December 10, 1997 hereby clarifies the agreement between American Independent Network, Inc. ("AIN") and Media Fund, Inc. ("MFI") to indicate that 80% of the first $2,000,000 paid to AIN by MFI shall be used to purchase digital equipment and increase the household coverage of AIN towards AIN's goal to 70 million households.

American Independent Network, Inc.

/s/ RANDY MOSELEY
---------------------------------
Randy Moseley, President/CFO


Media Fund, Inc.

/s/ SAM COOPER
---------------------------------
Sam Cooper, President